                       CAPITAL ONE FINANCIAL CORPORATION,

                           BNY MIDWEST TRUST COMPANY,

                      as Collateral Agent, Custodial Agent

                           and Securities Intermediary

                                       AND

                            BNY MIDWEST TRUST COMPANY

                       as Forward Purchase Contract Agent

                                PLEDGE AGREEMENT

                           Dated as of April 23, 2002

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1    Definitions........................................................................2

                                   ARTICLE II
                         PLEDGE; CONTROL AND PERFECTION

SECTION 2.1    The Pledge.........................................................................4
SECTION 2.2    Control and Perfection.............................................................6

                                   ARTICLE III
                         PAYMENTS ON PLEDGED COLLATERAL

SECTION 3.1    Payments...........................................................................8
SECTION 3.2    Application of Payments............................................................9

                                   ARTICLE IV
             SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF NOTES

SECTION 4.1    Collateral Substitution and the Creation of Stripped DECS.........................10
SECTION 4.2    Collateral Substitution and the Re-Creation of Upper DECS.........................11
SECTION 4.3    Termination Event.................................................................11
SECTION 4.4    Early Settlement; Merger Early Settlement; Cash Settlement........................12
SECTION 4.5    Remarketing; Application of Proceeds; Settlement..................................13

                                    ARTICLE V
                             VOTING RIGHTS -- NOTES

SECTION 5.1    Exercise by Forward Purchase Contract Agent.......................................16

                                   ARTICLE VI
                    RIGHTS AND REMEDIES; TAX EVENT REDEMPTION

SECTION 6.1    Rights and Remedies of the Collateral Agent.......................................16
SECTION 6.2    Substitutions.....................................................................18
SECTION 6.3    Tax Event Redemption..............................................................18

                                   ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES; COVENANTS

SECTION 7.1    Representations and Warranties....................................................18
SECTION 7.2    Covenants.........................................................................19

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                                                                                                ----

                                  ARTICLE VIII
                              THE COLLATERAL AGENT

SECTION 8.1    Appointment, Powers and Immunities................................................19
SECTION 8.2    Instructions of the Company.......................................................21
SECTION 8.3    Reliance..........................................................................21
SECTION 8.4    Rights in Other Capacities........................................................22
SECTION 8.5    Non-Reliance on Collateral Agent..................................................22
SECTION 8.6    Compensation and Indemnity........................................................22
SECTION 8.7    Failure to Act....................................................................23
SECTION 8.8    Resignation.......................................................................24
SECTION 8.9    Right to Appoint Agent or Advisor.................................................25
SECTION 8.10   Survival..........................................................................25
SECTION 8.11   Exculpation.......................................................................25

                                   ARTICLE IX
                                    AMENDMENT

SECTION 9.1    Amendment Without Consent of Holders..............................................25
SECTION 9.2    Amendment with Consent of Holders.................................................26
SECTION 9.3    Execution of Amendments...........................................................27
SECTION 9.4    Effect of Amendments..............................................................27
SECTION 9.5    Reference to Amendments...........................................................27

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1   No Waiver.........................................................................28
SECTION 10.2   GOVERNING LAW.....................................................................28
SECTION 10.3   Notices...........................................................................28
SECTION 10.4   Successors and Assigns............................................................29
SECTION 10.5   Counterparts......................................................................29
SECTION 10.6   Severability......................................................................29
SECTION 10.7   Expenses, Etc.....................................................................29
SECTION 10.8   Security Interest Absolute........................................................30
SECTION 10.9   Waiver of Jury Trial..............................................................30


EXHIBIT A      Instruction from Forward Purchase Contract Agent to Collateral Agent
EXHIBIT B      Instruction to Forward Purchase Contract Agent
EXHIBIT C      Instruction to Custodial Agent Regarding Remarketing
EXHIBIT D      Instruction to Custodial Agent Regarding Withdrawal from Remarketing

                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT, dated as of April 23, 2002 (this "Agreement"), among Capital One Financial Corporation, a Delaware corporation (the "Company"), BNY Midwest Trust Company, an Illinois trust company, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), as custodial agent (in such capacity, together with its successors in such capacity, the "Custodial Agent") and as "securities intermediary" as defined in Section 8-102(a)(14) of the Code (as defined herein) (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and BNY Midwest Trust Company, not individually but solely as forward purchase contract agent and as attorney-in-fact of the Holders from time to time of the DECS (in such capacity, together with its successors in such capacity, the "Forward Purchase Contract Agent") under the Forward Purchase Contract Agreement (as defined herein).

                                    RECITALS

         WHEREAS, the Company and the Forward Purchase Contract Agent are parties to the Forward Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Forward Purchase Contract Agreement"), pursuant to which there may be issued DECS having a Stated Amount of $50 per DECS, all of which will initially be Upper DECS.

         WHEREAS, each Upper DECS will be comprised of (a) a Forward Purchase Contract and (b) either beneficial ownership of (i) a Note, (ii) following the successful remarketing of the Notes in accordance with the Forward Purchase Contract Agreement and the Remarketing Agreement, the appropriate Treasury Consideration or (iii) following a Tax Event Redemption in accordance with the Forward Purchase Contract Agreement, an Applicable Ownership Interest in the Treasury Portfolio.

         WHEREAS, in accordance with the terms of the Forward Purchase Contract Agreement, a Holder of Upper DECS may separate the Notes or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, from the related Forward Purchase Contracts by substituting for such Notes or appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, Treasury Securities that will pay in the aggregate an amount equal to the amount due on the Scheduled Stock Purchase Date under such Forward Purchase Contracts. Upon such separation, the Upper DECS will become Stripped DECS. Each Stripped DECS will be comprised of (a) a Forward Purchase Contract and (b) a 1/20 undivided beneficial interest in a Treasury Security.

         WHEREAS, pursuant to the terms of the Forward Purchase Contract Agreement and the Forward Purchase Contracts, the Holders, from time to time, of the DECS have irrevocably authorized the Forward Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Notes, any Treasury

Consideration, any Treasury Securities and any Applicable Ownership Interest in the Treasury Portfolio delivered in exchange therefor to secure each Holder's obligations under the related Forward Purchase Contracts, as provided herein and subject to the terms hereof.

         NOW, THEREFORE, the Company, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Forward Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the DECS, agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.1 Definitions.

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) capitalized terms used but not defined herein are used as defined in the Forward Purchase Contract Agreement;

         (b) the defined terms in this Agreement have the meanings assigned to them in this Article and include the plural as well as the singular; and

         (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Code" has the meaning specified in Section 6.1(a) hereof.

         "Collateral" has the meaning specified in Section 2.1(a) hereof.

         "Collateral Account" means the securities account (number 062121) maintained at BNY Midwest Trust Company in the name "BNY Midwest Trust Company, an Illinois trust company, as Forward Purchase Contract Agent on behalf of the holders of certain securities of Capital One Financial Corporation, Collateral Account subject to the security interest of BNY Midwest Trust Company, as Collateral Agent, for the benefit of Capital One Financial Corporation, as pledgee" and any successor account.

         "Collateral Agent" has the meaning specified in the first paragraph of this Agreement.

         "Company" means the Person named as the "Company" in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provisions of the Forward Purchase Contract Agreement, and thereafter "Company" shall mean such successor.

         "Custodial Agent" has the meaning specified in the first paragraph of this Agreement.

         "Forward Purchase Contract Agent" has the meaning specified in the first paragraph of this Agreement.

         "Forward Purchase Contract Agreement" has the meaning specified in the Recitals.

         "Intermediary" means any entity that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

         "Opt-Out Notice" means that contingent election by notice made by Holders to the Forward Purchase Contract Agent on or prior to the third Business Day prior to a Stock Purchase Date whereby such Holders elect not to sell their Notes to the Company in the event a Last Failed Remarketing or Last Failed Accelerated Remarketing occurs, pursuant to Section 206 of the First Supplemental Indenture, dated the date hereof between the Company and the Trustee.

         "Pledge" has the meaning specified in Section 2.1(c) hereof.

         "Pledged Applicable Ownership Interest in the Treasury Portfolio" has the meaning specified in Section 2.1(c) hereof.

         "Pledged Notes" has the meaning specified in Section 2.1(c) hereof.

         "Pledged Treasury Consideration" has the meaning specified in Section 2.1(c) hereof.

         "Pledged Treasury Securities" has the meaning specified in Section 2.1(c) hereof.

         "Proceeds" means all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of the Code) and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of the Collateral or any proceeds thereof.

         "Securities Intermediary" has the meaning specified in the first paragraph of this Agreement.

         "Security Entitlement" has the meaning specified in Section 8-102(a)(17) of the Code.

         "Separate Notes" means any Notes that are not Pledged Notes.

         "Supplemental Indenture" means a supplemental indenture dated as of April 23, 2002, between the Company and BNY Midwest Trust Company, as successor to Harris

Trust and Savings Bank, as trustee (the "Trustee"), to the indenture dated as of November 1, 1996, between the Company and the Trustee.

         "Tax Event Redemption Date" means the date upon which a Tax Event Redemption is to occur.

         "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

         "Transfer" means, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Forward Purchase Contract Agent or the Holder, as applicable:

                  (i) in the case of Collateral consisting of securities which cannot be delivered by book-entry or which the parties agree are to be delivered in physical form, delivery in appropriate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

                  (ii) in the case of Collateral consisting of securities maintained in book-entry form, delivery by causing a "securities intermediary" (as defined in Section 8-102(a)(14) of the Code) to (a) credit a "security entitlement" (as defined in Section 8-102(a)(17) of the Code) with respect to such securities to a "securities account" (as defined in Section 8-501(a) of the Code) maintained by or on behalf of the recipient and (b) to issue a confirmation to the recipient with respect to such credit. In the case of Collateral to be delivered to the Collateral Agent, the securities intermediary shall be the Securities Intermediary and the securities account shall be the Collateral Account. In addition, any Transfer of Treasury Securities and Treasury Consideration hereunder shall be made in accordance with the TRADES Regulations and other applicable law.


                                   ARTICLE II

                         PLEDGE; CONTROL AND PERFECTION

SECTION 2.1 The Pledge.

         (a) The Holders from time to time acting through the Forward Purchase Contract Agent, as their attorney-in-fact, and the Forward Purchase Contract Agent, as such attorney-in-fact, hereby pledge and grant to the Collateral Agent, for the benefit of the Company, as collateral security for the performance when due by such Holders of their respective obligations under the related Forward Purchase Contracts, a security interest in all of the right, title and interest of the Forward Purchase Contract Agent and such Holders in:

                  (i) (A) the Notes, Treasury Consideration, Treasury Securities and any Applicable Ownership Interest in the Treasury Portfolio constituting a part of the DECS, (B) any Treasury Securities delivered in exchange for any Notes, Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as applicable, in accordance with Section 4.1 hereof, and (C) any Notes, Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as applicable, delivered in exchange for any Treasury Securities in accordance with Section 4.2 hereof, in each case that have been Transferred to or otherwise received by the Collateral Agent and not released by the Collateral Agent to such Holders under the provisions of this Agreement;

                  (ii) the Collateral Account and all securities, financial assets, security entitlements, cash and other property credited thereto and all Security Entitlements related thereto; and

                  (iii) all Proceeds of the foregoing (all of the foregoing, collectively, the "Collateral").

         (b) Prior to or concurrently with the execution and delivery of this Agreement, the Forward Purchase Contract Agent, on behalf of the initial Holders of the DECS, shall cause the Notes comprising a part of the Upper DECS to be Transferred to the Collateral Agent for the benefit of the Company.

         (c) The pledge provided in this Section 2.1 is herein referred to as the "Pledge" and the Notes (or the Notes that are delivered pursuant to Section
4.2 hereof), Treasury Consideration, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio subject to the Pledge, excluding any Notes, Treasury Consideration, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio released from the Pledge as provided in Sections 4.1 and
4.2 hereof, respectively, are herein referred to as "Pledged Notes," "Pledged Treasury Consideration," "Pledged Treasury Securities" or "Pledged Applicable Ownership Interest in the Treasury Portfolio," respectively. Subject to the Pledge and Section 2.2 hereof, the Holders from time to time shall have full beneficial ownership of the Collateral. For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the TRADES Regulations or the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction, the Collateral Agent shall be the agent of the Company as provided herein. Whenever directed by the Collateral Agent acting on behalf of the Company, the Securities Intermediary shall have the right to reregister in its name the Notes or any other securities held in physical form.

         (d) Except as may be required in order to release Notes or Treasury Consideration, as applicable, in connection with a Tax Event Redemption or with a Holder's election to convert an Upper DECS to a Stripped DECS, or except as otherwise required to release Notes as specified herein, neither the Collateral Agent, the Custodial Agent nor the Securities Intermediary shall relinquish physical possession of any certificate evidencing a Note prior to the termination of this Agreement. If it becomes necessary for the Securities Intermediary to relinquish physical possession of a certificate in order to release a portion of the Notes evidenced thereby from the Pledge, the Company or the Forward Purchase Contract Agent shall use its commercially reasonable best efforts to arrange for the Securities Intermediary to obtain physical possession of a replacement certificate evidencing any Notes remaining subject to the Pledge hereunder registered to the Securities Intermediary or endorsed in blank within fifteen days of the date the Securities Intermediary relinquished possession. The Securities Intermediary shall promptly notify the Company and the Collateral Agent of the Securities Intermediary's failure to obtain possession of any such replacement certificate as required hereby.

SECTION 2.2 Control and Perfection.

         (a) In connection with the Pledge granted in Section 2.1, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Forward Purchase Contract Agent, as their attorney-in-fact, hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the Forward Purchase Contract Agent or any of the Holders), and the Securities Intermediary agrees, to comply with and follow any instructions and entitlement orders (as defined in Section 8-102(a)(8) of the Code) that the Collateral Agent may deliver with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect thereto. In the event the Securities Intermediary receives from the Holders or the Forward Purchase Contract Agent entitlement orders which conflict with entitlement orders received from the Collateral Agent, the Securities Intermediary shall follow the entitlement orders received from the Collateral Agent. Such instructions and entitlement orders may, without limitation, direct the Securities Intermediary to transfer, redeem, assign, or otherwise deliver the Notes, the Treasury Consideration, the Treasury Securities, any Applicable Ownership Interest in the Treasury Portfolio and any Security Entitlements with respect thereto or sell, liquidate or dispose of such assets through a broker designated by the Company, and to pay and deliver any income, proceeds or other funds derived therefrom to the Company. The Holders from time to time acting through the Forward Purchase Contract Agent hereby further authorize and direct the Collateral Agent itself, as agent of the Company, to issue instructions and entitlement orders, and to otherwise take action, with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect thereto, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the Forward Purchase Contract Agent or any of the Holders. The Collateral Agent shall be the agent of the Company and shall act only in accordance with the terms hereof or as otherwise directed in writing by the Company. Without limiting the generality of the foregoing, the Collateral Agent shall issue entitlement orders to the Securities Intermediary as directed in writing by the Company.

         (b) The Securities Intermediary hereby confirms and agrees that:

                  (i) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, or its nominee, endorsed to the Securities Intermediary, or its nominee, or in blank and in no case will any financial asset credited to the Collateral Account be registered in the name of the Forward Purchase Contract Agent, the Collateral Agent as such, the Company or any Holder, payable to the order of, or specially endorsed to, the Forward Purchase Contract Agent, the Collateral Agent as such, the Company or any Holder except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

                  (ii) all property delivered to the Securities Intermediary pursuant to this Agreement (including, without limitation, any Notes, Treasury Consideration, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio) will be promptly credited to the Collateral Account;

                  (iii) the Collateral Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Forward Purchase Contract Agent as entitled to exercise the rights of any financial asset credited to the Collateral Account;

                  (iv) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the Code) of such other Person;

                  (v) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Company, the Collateral Agent or the Forward Purchase Contract Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this Section 2.2;

                  (vi) each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Code; and

                  (vii) in the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

         (c) The Forward Purchase Contract Agent hereby irrevocably constitutes and appoints the Collateral Agent and the Company, with full power of substitution, as the Forward Purchase Contract Agent's attorney-in-fact to take on behalf of, and in the name, place and stead of, the Forward Purchase Contract Agent and the Holders, any action necessary or desirable to perfect and to keep perfected the security interest in the Collateral referred to in Section 2.1. The grant of such power-of-attorney shall not be deemed to require of the Collateral Agent any specific duties or obligations not otherwise assumed by the Collateral Agent hereunder. Notwithstanding the foregoing, in no event shall the Collateral Agent or Securities Intermediary be responsible for the preparation or filing of any financing or continuation statements in the appropriate jurisdictions or responsible for maintenance or perfection of any security interest hereunder.

                                  ARTICLE III

                         PAYMENTS ON PLEDGED COLLATERAL

SECTION 3.1 Payments.

         So long as the Forward Purchase Contract Agent is the registered owner of the Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, it shall receive all payments thereon. If the Pledged Notes are reregistered, such that the Collateral Agent becomes the registered holder, all payments of the principal of, or interest or other amounts on, the Pledged Notes and all payments of the principal of, or cash distributions on, any Pledged Treasury Consideration, Pledged Treasury Securities or Pledged Applicable Ownership Interest in the Treasury Portfolio that are received by the Collateral Agent and that are properly payable hereunder, shall be paid by the Collateral Agent by wire transfer in same day funds:

                  (i) in the case of (A) any interest payments with respect to the Pledged Notes, the Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (B) of the definition of Applicable Ownership Interest), as the case may be, with respect to Upper DECS which include Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and (B) any payments of principal or, if applicable, the appropriate Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (A) of the definition of Applicable Ownership Interest) with respect to any Notes, Treasury Consideration or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to Section 4.3 hereof, to the Forward Purchase Contract Agent, for the benefit of the relevant Holders of the Upper DECS, to the account designated by the Forward Purchase Contract Agent for such purpose, no later than 10:00 a.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 9:00 a.m., New York City time, on a Business Day, then such payment shall be made no later than 9:30 a.m., New York City time, on the next succeeding Business Day);

                  (ii) in the case of any payments with respect to any Treasury Securities that have been released from the Pledge pursuant to Section
         4.3 hereof, to the

         Holders of the Stripped DECS to the accounts designated by them in writing for such purpose no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 10 a.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business
         Day);

                  (iii) in the case of payments in respect of any Pledged Notes, Pledged Treasury Consideration, Pledged Treasury Securities or the appropriate Pledged Applicable Ownership Interest (as specified in clause (A) of the definition of such term) in the Treasury Portfolio, as the case may be, to be paid upon settlement of the Holders' obligations to purchase Common Stock under the Forward Purchase Contract, to the Company on any Stock Purchase Date in accordance with the procedure set forth in Section 4.5(a) or 4.5(b) hereof, in full satisfaction of the respective obligations of the Holders under the related Forward Purchase Contracts; and

                  (iv) in the case of payments in respect of any Pledged Notes to be paid upon a repurchase by the Company of the Pledged Notes upon the occurrence of a Last Failed Remarketing or Last Failed Accelerated Remarketing in accordance with Sections 5.2(e)(ii) and 5.9 of the Forward Purchase Contract Agreement, to the Forward Purchase Contract Agent, for the benefit of the relevant Holders of the Upper DECS, to the account designated by the Forward Purchase Contract Agent for such purpose, no later than 10:00 a.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 9:00 a.m., New York City time, on a Business Day, then such payment shall be made no later than 9:30 a.m., New York City time, on the next succeeding Business Day).

         SECTION 3.2 Application of Payments.

         All payments received by the Forward Purchase Contract Agent as provided herein shall be applied by the Forward Purchase Contract Agent pursuant to the provisions of the Forward Purchase Contract Agreement. If, notwithstanding the foregoing, the Forward Purchase Contract Agent shall receive any payments of principal on account of any Note, Treasury Consideration or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) in the Treasury Portfolio, as applicable, that, at the time of such payment, is a Pledged Note, Pledged Treasury Consideration or Pledged Applicable Ownership Interest (as specified in clause (A) of the definition of such term) in the Treasury Portfolio, as the case may be, or a Holder of a Stripped DECS shall receive any payments of principal on account of any Treasury Securities that, at the time of such payment, are Pledged Treasury Securities, the Forward Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver the same over to the

Company) for application to the obligations of the Holders under the related Forward Purchase Contracts, and the Holders shall acquire no right, title or interest in any such payments of principal so received.

                                   ARTICLE IV

             SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF NOTES

SECTION 4.1 Collateral Substitution and the Creation of Stripped DECS.

         At any time on or prior to the second Business Day immediately preceding a Stock Purchase Date, a Holder of Upper DECS shall have the right to substitute Treasury Securities for the Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, securing such Holder's obligations under the Forward Purchase Contracts comprising a part of such Upper DECS, in integral multiples of 20 Upper DECS, or after a successful remarketing of the Notes pursuant to the Forward Purchase Contract Agreement or a Tax Event Redemption, in integral multiples of Upper DECS such that the Treasury Securities to be deposited and the applicable Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio to be released are in integral multiples of $1,000, by (a) Transferring to the Collateral Agent Treasury Securities having an aggregate principal amount equal to the aggregate Stated Amount of such Upper DECS and (b) delivering such Upper DECS to the Forward Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Forward Purchase Contract Agent stating that such Holder has Transferred Treasury Securities to the Collateral Agent pursuant to clause (a) above (stating the principal amount and the CUSIP numbers of the Treasury Securities Transferred by such Holder) and requesting that the Forward Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, related to such Upper DECS, whereupon the Forward Purchase Contract Agent shall promptly give such instruction in writing to the Collateral Agent in the form provided in Exhibit A; provided that such Holder may not substitute such Treasury Securities for such Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio pursuant to this Section 4.1 during the period from four Business Days prior to any Remarketing Period until the expiration of three Business Days after the end of such Remarketing Period. Upon receipt of Treasury Securities from a Holder of Upper DECS and the related written instruction from the Forward Purchase Contract Agent, the Collateral Agent shall release the Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and shall promptly Transfer such Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, free and clear of any lien, pledge or security interest created hereby, to the Forward Purchase Contract Agent. All items Transferred and/or substituted by any Holder pursuant to this Section 4.1, Section 4.2 or any other Section of this Agreement shall be Transferred and/or substituted free and clear of all liens, claims and encumbrances.

SECTION 4.2 Collateral Substitution and the Re-Creation of Upper DECS.

         At any time on or prior to the second Business Day immediately preceding a Stock Purchase Date, a Holder of Stripped DECS shall have the right to reestablish Upper DECS (a) consisting of the Forward Purchase Contracts and Notes in integral multiples of 20 Upper DECS, or (b) after a successful remarketing of the Notes pursuant to the Forward Purchase Contract Agreement or a Tax Event Redemption, consisting of the Forward Purchase Contracts and the appropriate Treasury Consideration (identified and calculated by reference to the Treasury Consideration then comprising Upper DECS) or the appropriate portion of the Treasury Portfolio in integral multiples of Stripped DECS such that the Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio to be deposited and the Treasury Securities to be released are in integral multiples of $1,000, by (x) Transferring to the Collateral Agent Notes or the appropriate Treasury Consideration or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, then comprising such number of Upper DECS as is equal to the aggregate stated amount of Stripped DECS and (y) delivering such Stripped DECS to the Forward Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Forward Purchase Contract Agent stating that such Holder has transferred Notes, Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio to the Collateral Agent pursuant to clause (x) above and requesting that the Forward Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Treasury Securities related to such Stripped DECS, whereupon the Forward Purchase Contract Agent shall give such instruction to the Collateral Agent in the form provided in Exhibit A; provided that such Holder of Stripped DECS shall not have the right to reestablish Upper DECS pursuant to this Section 4.2 during the period from four Business Days prior to any Remarketing Period until the expiration of three Business Days after the end of such Remarketing Period. Upon receipt of the Notes or the appropriate Treasury Consideration or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, from such Holder and the instruction from the Forward Purchase Contract Agent, the Collateral Agent shall release the Pledged Treasury Securities and shall promptly Transfer such Pledged Treasury Securities, free and clear of any lien, pledge or security interest created hereby, to the Forward Purchase Contract Agent.

SECTION 4.3 Termination Event.

         (a) Upon receipt by the Collateral Agent of written notice from the Company or the Forward Purchase Contract Agent that there has occurred a Termination Event, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and Pledged Treasury Securities to the Forward Purchase Contract Agent for the benefit of the Holders of the Upper DECS and the Stripped DECS, respectively, free and clear of any lien, pledge or security interest or other interest created hereby.

         (b) If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio, or Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, the Forward Purchase Contract Agent shall:

                  (i) use its best efforts to obtain, at the expense of the Company, an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 4.3, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (y) the Forward Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, as provided in this Section 4.3, then the Forward Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and Transfer of all Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, as provided by this Section
         4.3 or

                  (ii) commence an action or proceeding like that described in subsection (i)(z) hereof within ten days after the occurrence of such Termination Event.

SECTION 4.4 Early Settlement; Merger Early Settlement; Cash Settlement.

         Upon written notice to the Collateral Agent by the Forward Purchase Contract Agent that one or more Holders of DECS have elected to effect Early Settlement, Merger Early Settlement or Cash Settlement of their respective obligations under the Forward Purchase Contracts forming a part of such DECS in accordance with the terms of the Forward Purchase Contracts and the Forward Purchase Contract Agreement (setting forth the number of such Forward Purchase Contracts as to which such Holders have elected to effect Early Settlement, Merger Early Settlement or Cash Settlement), and that the Forward Purchase Contract Agent has received from such Holders, and paid to the Company, as confirmed to the Collateral Agent in writing by the Company, the related Early Settlement Amounts, Merger Early Settlement Amounts or Cash Settlement Amounts, as the case may be, pursuant to the terms of the Forward Purchase Contracts and the Forward Purchase Contract Agreement and that all conditions to such Early Settlement, Merger Early Settlement or Cash Settlement, as the case may be, have been satisfied, then the Collateral Agent shall release from the Pledge (a) Pledged Notes, Pledged Treasury Consideration or Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, in the case of a Holder of Upper DECS or (b) Pledged Treasury Securities, in the case of a Holder of Stripped DECS, relating to such Forward Purchase Contracts as to which such Holders have elected to effect Early Settlement, Merger Early Settlement or Cash Settlement, and shall Transfer all such Pledged Notes, Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, free and clear of the Pledge created hereby, to the Forward Purchase Contract Agent for the benefit of such Holders.

SECTION 4.5 Remarketing; Application of Proceeds; Settlement.

         (a) Pursuant to the Forward Purchase Contract Agreement, the Forward Purchase Contract Agent shall notify, by 10:00 a.m., New York City time, on the third Business Day preceding the Remarketing Date, Accelerated Remarketing Date or the first day of any subsequent Remarketing Period, as the case may be, the Remarketing Agent and the Collateral Agent of the aggregate number of Notes comprising part of Upper DECS to be remarketed. The Collateral Agent shall, by 10:00 a.m., New York City time, on the third Business Day immediately preceding the Remarketing Date, any Accelerated Remarketing Date or the first day of any subsequent Remarketing Period, as the case may be, without any instruction from Holders of Upper DECS, Transfer the Pledged Notes to be remarketed to the Remarketing Agent for remarketing. Upon completion of a successful remarketing, after deducting as the remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds of such remarketing of Pledged Notes, the Remarketing Agent will Transfer the Agent-purchased Treasury Consideration purchased from the proceeds of the remarketing to the Forward Purchase Contract Agent, which shall thereupon Transfer such Agent-purchased Treasury Consideration to the Collateral Agent. Upon receipt of the Agent-purchased Treasury Consideration from the Forward Purchase Contract Agent following a successful remarketing, (i) the Collateral Agent, for the benefit of the Company, shall thereupon hold in the Collateral Account such Agent-purchased Treasury Consideration to secure such Upper DECS Holders' obligations under the Forward Purchase Contracts and to fund the quarterly interest payment or payments due to Upper DECS Holders on or prior to the Stock Purchase Date, and
(ii) the remaining portion, if any, of the proceeds of such successful remarketing shall be distributed by the Remarketing Agent to the Forward Purchase Contract Agent for payment to such Upper DECS Holders participating in such remarketing. On the Scheduled Stock Purchase Date, the Collateral Agent shall, at the direction of the Company, (i) apply that portion of the payments received in respect of the Pledged Treasury Consideration equal to the aggregate Stated Amount of the related Upper DECS to satisfy in full the obligations of such Upper DECS Holders to pay the Purchase Price under the related Forward Purchase Contracts and (ii) apply the remaining portion to pay to Upper DECS Holders on such Stock Purchase Date an amount equal to the amounts which would have been due on the interest Payment Date falling on the Scheduled Stock Purchase Date, which shall be paid on the Pledged Notes in an amount equal to the

Coupon Rate for such quarterly interest payment. On any Accelerated Stock Purchase Date, the Collateral Agent shall, at the direction of the Company, Transfer (i) to the Company that portion then held in the Collateral Account of the Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio and Pledged Securities which is described in clause (2) of the definition of Remarketing Value (assuming, for this purpose, that the Remarketing Date is the date of such Accelerated Stock Purchase Date), to satisfy in full the obligations of Holders of the related DECS to pay the Purchase Price under the related Forward Purchase Contracts, and (ii) to the Forward Purchase Contract Agent, for distribution to the applicable Holders of DECS, the remaining portion then held in the Collateral Account of the Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio and Pledged Securities.

         (b) Within three Business Days following a Last Failed Remarketing or Last Failed Accelerated Remarketing, the Notes delivered to the Remarketing Agent pursuant to Section 4.5(a) hereof shall be returned to the Collateral Agent, together with written notice from the Remarketing Agent of such Last Failed Remarketing or Last Failed Accelerated Remarketing. The Collateral Agent, for the benefit of the Company, shall thereupon hold such Notes to secure the Upper DECS Holders' obligations under the Forward Purchase Contracts. The Remarketing Agent shall make one or more attempts to remarket the Notes in accordance with the procedures set forth in the Forward Purchase Contract Agreement and the Remarketing Agreement. If by 4:00 p.m., New York City time, on the Business Day immediately preceding the Stock Purchase Date or the Accelerated Stock Purchase Date, as the case may be, the Remarketing Agent has failed to remarket the Notes at 100.5% of the Remarketing Value or Accelerated Remarketing Value, as applicable, the Last Failed Remarketing or the Last Failed Accelerated Remarketing, as the case may be, shall be deemed to have occurred. In this case, the Remarketing Agent shall advise the Collateral Agent in writing that it cannot remarket the related Pledged Notes of such Holders of Upper DECS. Upon the occurrence of a Last Failed Remarketing or Last Failed Accelerated Remarketing, the Company will purchase the Notes of all holders, except Notes for which an Opt-Out Notice has been delivered to the Forward Purchase Contract Agent in compliance with Section 206 of the Supplemental Indenture, for an amount equal to the Stated Amount of such Notes, plus an amount in cash equal to the value of the Treasury securities described in subclause (ii) of the definition of Accelerated Remarketing Value (assuming for this purpose that the relevant Subsequent Remarketing Date is the Accelerated Stock Purchase Date). The proceeds of the sale of the Notes purchased by the Company shall be paid (a) to the Collateral Agent on behalf of such holders to satisfy such holders' obligation under the related Forward Purchase Contract if such Notes are part of an Upper DECS, with any excess to be paid to the forward purchase contract agent for the benefit of the Holders of such Upper DECS, and (b) to the Holders of such Notes if the Notes are Separate Notes. The Collateral Agent, for the benefit of the Company will, at the written direction of the Company, retain or dispose of the Pledged Notes in accordance with applicable law and satisfy in full, from any such disposition or retention, such Holders' obligations to pay the Purchase Price for the Common Stock; provided, that if upon a Failed Remarketing, the Collateral Agent exercises such rights for the benefit of the Company with respect to such Notes, any accrued and unpaid interest on such Notes will become payable by the Company to the Forward Purchase Contract Agent for payment to the Holders of the Upper DECS to which such Notes relate in accordance with the Forward Purchase Contract Agreement.

         (c) In the event a Holder of Stripped DECS has not made a Cash Settlement, Early Settlement or Merger Early Settlement of the Forward Purchase Contracts underlying its Stripped DECS, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Forward Purchase Contracts from the payments received in respect of the related Pledged Treasury Securities. Without receiving any instruction from any such Holder, the Collateral Agent shall apply such payments to the settlement of such Forward Purchase Contracts on the Stock Purchase Date. In the event the payments received in respect of the related Pledged Treasury Securities are in excess of the aggregate Purchase Price under the Forward Purchase Contracts being settled thereby, the Collateral Agent shall distribute such excess, when received, to the Forward Purchase Contract Agent for the benefit of such Holders of Stripped DECS.

         (d) On or prior to the fourth Business Day preceding the Remarketing Date, any Accelerated Remarketing Date or the first day of any subsequent Remarketing Period, but no earlier than the Payment Date immediately preceding the last Payment Date before the relevant Stock Purchase Date, holders of Separate Notes may elect to have their Separate Notes remarketed by Transferring their Separate Notes and delivering a notice of such election, substantially in the form of Exhibit C hereto, to the Custodial Agent. On the third Business Day prior to the Remarketing Date, any Accelerated Remarketing Date or the first day of any subsequent Remarketing Period, by 10:00 a.m., New York City time, the Custodial Agent shall notify the Remarketing Agent of the number of such Separate Notes to be remarketed. The Custodial Agent will hold such Separate Notes in an account separate from the Collateral Account. A holder of Separate Notes electing to have its Separate Notes remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit D hereto, on or prior to the fourth Business Day immediately preceding the applicable Remarketing Date, Accelerated Remarketing Date or first day of a subsequent Remarketing Period, upon which notice the Custodial Agent will return such Separate Notes to such holder. On the third Business Day immediately preceding the Remarketing Date, any Accelerated Remarketing Date or the first day of any subsequent Remarketing Period, the Custodial Agent at the written direction of the Remarketing Agent will deliver to the Remarketing Agent for remarketing all Separate Notes delivered to the Custodial Agent pursuant to this Section 4.5(d) and not withdrawn pursuant to the terms hereof prior to such date. After deducting as the remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds of such remarketing of such Separate Notes, the Remarketing Agent will remit to the Custodial Agent the portion of the proceeds from such remarketing, if successful, equal to the amount calculated in respect of such Separate Notes as set forth in Section 5.2(d) of the Forward Purchase Contract Agreement. If, despite using its commercially reasonable best efforts, the Remarketing Agent advises the Custodial Agent in writing that there has been a Failed Remarketing or Failed Accelerated

Remarketing, the Remarketing Agent will promptly return such Separate Notes to the Custodial Agent for redelivery to such holders of such Separate Notes.

                                   ARTICLE V

                             VOTING RIGHTS -- NOTES

SECTION 5.1 Exercise by Forward Purchase Contract Agent.

         The Forward Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Notes or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Forward Purchase Contract Agreement; provided, that the Forward Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company, such action would impair or otherwise have a material adverse affect on the value of all or any of the Pledged Notes; and provided, further, that the Forward Purchase Contract Agent shall give the Company and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Notes, including notice of any meeting at which holders of Notes are entitled to vote or solicitation of consents, waivers or proxies of holders of Notes, the Collateral Agent shall use reasonable efforts to send promptly to the Forward Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Forward Purchase Contract Agent, execute and deliver to the Forward Purchase Contract Agent such proxies and other instruments in respect of such Pledged Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the Forward Purchase Contract Agent with respect to the Pledged Notes.

                                   ARTICLE VI

                    RIGHTS AND REMEDIES; TAX EVENT REDEMPTION

SECTION 6.1 Rights and Remedies of the Collateral Agent.

         (a) In addition to the rights and remedies available at law or in equity, after an event of default under the Forward Purchase Contracts, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (or any successor thereto) as in effect in the State of New York from time to time (the "Code") (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Wherever reference is made in this Agreement to any section of the Code, such reference shall be deemed to include a reference to any provision of the Code which is a successor to, or amendment of, such section. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (i) retention of the Pledged Notes or other Collateral in full satisfaction of the Holders' obligations under the Forward Purchase Contracts or (ii) sale of the Pledged Notes or other Collateral in one or more public or private sales, in each case at the written direction of the Company.

         (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of any Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities as provided in Article III hereof in satisfaction of the obligations of the Holder of the DECS of which such Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as applicable, are a part under the related Forward Purchase Contracts, the inability to make such payments shall constitute an event of default under the Forward Purchase Contracts and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as applicable, and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

         (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) the principal amount of, or interest on, the Pledged Notes, or (ii) the principal amount of, or interest (if any) on, the Pledged Treasury Consideration, Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, subject, in each case, to the provisions of Article III, and as otherwise granted herein.

         (d) The Forward Purchase Contract Agent, individually and as attorney-in-fact for each Holder of DECS, agrees that, from time to time, upon the written request of the Company or the Collateral Agent (acting upon the written request of the Company), the Forward Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as the Company or the Collateral Agent (acting upon the written request of the Company) may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Forward Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Company or the Collateral Agent (acting upon the written request of the Company) hereunder, except for liability for its own negligent act, its own negligent failure to act, its bad faith or its own willful misconduct.

SECTION 6.2 Substitutions.

         Whenever a Holder has the right to substitute Treasury Securities, Notes, Treasury Consideration or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for Collateral held by the Collateral Agent, such substitution shall not constitute a novation of the security interest created hereby.

SECTION 6.3 Tax Event Redemption.

         Upon the occurrence of a Tax Event Redemption prior to a successful remarketing of the Pledged Notes, the aggregate Redemption Price payable on the Tax Event Redemption Date with respect to such Pledged Notes shall be delivered to the Collateral Agent by the Trustee at or prior to 12:00 p.m., New York City time, by wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent in exchange for the Pledged Notes. In the event the Collateral Agent receives such Redemption Price, the Collateral Agent will, at the written direction of the Company, apply an amount, out of such Redemption Price, equal to the aggregate Tax Event Redemption Principal Amount with respect to the Pledged Notes to purchase from the Quotation Agent the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Forward Purchase Contract Agent for payment to the Holders of Upper DECS. The Collateral Agent shall Transfer the Treasury Portfolio to the Collateral Account to secure the obligation of all Holders of Upper DECS to purchase Common Stock of the Company under the Forward Purchase Contracts constituting a part of such Upper DECS, in substitution for the Pledged Notes. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as it had in respect of the Pledged Notes as provided in Articles II, III, IV, V and VI, and any reference herein to the Notes shall be deemed to be a reference to such Treasury Portfolio, and any reference herein to interest on the Notes shall be deemed to be a reference to distributions on such Treasury Portfolio.

                                  ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES; COVENANTS

SECTION 7.1 Representations and Warranties.

         The Holders from time to time, acting through the Forward Purchase Contract Agent as their attorney-in-fact (it being understood that the Forward Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent, which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

         (a) such Holder has the power to grant a security interest in and lien on the Collateral;

         (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Section 2.1 hereof;

         (c) upon the Transfer of the Collateral to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 2.2 hereof); and

         (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2.1 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

SECTION 7.2 Covenants.

         The Holders from time to time, acting through the Forward Purchase Contract Agent as their attorney-in-fact (it being understood that the Forward Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

         (a) neither the Forward Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

         (b) neither the Forward Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the sale or other disposition of the DECS.

                                  ARTICLE VIII

                              THE COLLATERAL AGENT

SECTION 8.1 Appointment, Powers and Immunities.

         (a) The Collateral Agent shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary:

                  (i) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against any of them, nor shall any of them be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof;

                  (ii) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the DECS or the Forward Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be), the DECS or the Forward Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, existence, validity, perfection or maintenance of any security interest created hereunder;

                  (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except in the case of the Collateral Agent, pursuant to written directions furnished under
         Section 8.2 hereof, subject to Section 8.6 hereof);

                  (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence or willful misconduct; and

                  (v) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the DECS or other property deposited hereunder.

         Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

         (b) No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the value of the Collateral or for any special, indirect, individual or consequential damages or lost profits or loss of business, arising in connection with this Agreement even if the Collateral Agent, the Custodial Agent or the

Securities Intermediary has been advised of the likelihood of such loss or damage being incurred and regardless of the form of action. Notwithstanding the foregoing, the Collateral Agent, the Custodial Agent, the Forward Purchase Contract Agent and the Securities Intermediary, each in its individual capacity, hereby waive any right of setoff, banker's lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

         (c) The Collateral Agent, Custodial Agent and Securities Intermediary shall have no liability whatsoever for the action or inaction of any Clearing Agency or any book-entry system thereof. In no event shall any Clearing Agency or any book-entry system thereof be deemed an agent or subcustodian of the Collateral Agent, Custodial Agent and Securities Intermediary. The Collateral Agent, Custodial Agent and Securities Intermediary shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; war (whether declared or undeclared); terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation.

SECTION 8.2 Instructions of the Company.

         The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary shall each receive indemnity reasonably satisfactory to it as provided herein. Nothing in this Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

SECTION 8.3 Reliance.

         Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled conclusively to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone or facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the

Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

SECTION 8.4 Rights in Other Capacities.

         The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Forward Purchase Contract Agent, any Holder of DECS and any holder of Separate Notes (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may accept fees and other consideration from the Forward Purchase Contract Agent, any Holder of DECS or any holder of Separate Notes without having to account for the same to the Company; provided that each of the Collateral Agent, the Custodial Agent and the Securities Intermediary covenants and agrees with the Company that, except as provided in this Agreement, it shall not accept, receive or permit there to be created in favor of itself (and waives any right of set-off or banker's lien with respect to) and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral and the Collateral shall not be commingled with any other assets of any such Person.

SECTION 8.5 Non-Reliance on Collateral Agent.

         None of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be required to keep itself informed as to the performance or observance by the Forward Purchase Contract Agent or any Holder of DECS of this Agreement, the Forward Purchase Contract Agreement, the DECS or any other document referred to or provided for herein or therein or to inspect the properties or books of the Forward Purchase Contract Agent or any Holder of DECS. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall not have any duty or responsibility to provide the Company or the Remarketing Agent with any credit or other information concerning the affairs, financial condition or business of the Forward Purchase Contract Agent, any Holder of DECS or any holder of Separate Notes (or any of their respective subsidiaries or affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

SECTION 8.6 Compensation and Indemnity.

         The Company agrees:

         (a) to pay each of the Collateral Agent, the Custodial Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, for all services rendered by each of them hereunder, and

         (b) to indemnify the Collateral Agent, the Custodial Agent, the Securities Intermediary and their officers, directors and agents for, and to hold each of them harmless from and against, any loss, liability or reasonable out-of-pocket expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties or collecting such amounts. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each promptly notify the Company of any third-party claim which may give rise to the indemnity hereunder and give the Company the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld. The provisions of this Section 8.6 shall survive the resignation or removal of the Collateral Agent, the Custodial Agent and the Securities Intermediary or the termination of this Agreement.

SECTION 8.7 Failure to Act.

         In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Forward Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and none of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, reasonably satisfactory to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or (ii) the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, shall have received security or an indemnity reasonably satisfactory to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, sufficient to save the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, harmless from and against any and all loss, liability or reasonable out-of-pocket expense which the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, may incur by reason of its acting without willful misconduct or gross negligence. The Collateral Agent, the Custodial Agent or the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, may deem necessary. Notwithstanding anything contained herein to the contrary, none of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

SECTION 8.8 Resignation.

         Subject to the appointment and acceptance of a successor Collateral Agent, the Custodial Agent or Securities Intermediary, as provided below, (a) the Collateral Agent, Custodial Agent and the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Forward Purchase Contract Agent as attorney-in-fact for the Holders of DECS, (b) the Collateral Agent, the Custodial Agent and the Securities Intermediary may be removed at any time by the Company and (c) if the Collateral Agent, the Custodial Agent or the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Forward Purchase Contract Agent and such failure shall be continuing, the Collateral Agent, the Custodial Agent or the Securities Intermediary may be removed by the Forward Purchase Contract Agent. The Forward Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (c) of the immediately preceding sentence. The Company shall promptly notify the Forward Purchase Contract Agent of any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (b) of the second preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent, the Custodial Agent or Securities Intermediary, as the case may be. If no successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's, the Custodial Agent's or Securities Intermediary's giving of notice of resignation or such removal, then the retiring Collateral Agent, the Custodial Agent or Securities Intermediary, as the case may be, may at the Company's expense petition any court of competent jurisdiction for the appointment of a successor Collateral Agent, the Custodial Agent or Securities Intermediary, as the case may be. Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $500,000,000 or any affiliate of a bank holding company having such capital and surplus. Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor after the payment of any outstanding fees, expenses and indemnities due and owing to such retiring party. The retiring Collateral Agent, Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary hereunder. After any retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Section 8.8, and
Section 8.6 hereof, shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, Custodial Agent or Securities Intermediary. Any resignation or removal of the Collateral Agent hereunder shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Custodial Agent and the Securities Intermediary hereunder.

SECTION 8.9 Right to Appoint Agent or Advisor.

         The Collateral Agent shall have the right to appoint or consult with agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents (other than legal counsel) pursuant to this Section 8.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

SECTION 8.10 Survival.

         The provisions of this Article VIII shall survive termination of this Agreement and the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

SECTION 8.11 Exculpation.

         Anything in this Agreement to the contrary notwithstanding, in no event shall any of the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them, and regardless of the form of action.

                                   ARTICLE IX

                                    AMENDMENT

SECTION 9.1 Amendment Without Consent of Holders.

         Without the consent of any Holders or the holders of any Separate Notes, the Company, when authorized by a Board Resolution, the Collateral Agent, the Custodial

Agent, the Securities Intermediary and the Forward Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Forward Purchase Contract Agent, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or

                  (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company so long as such covenants or such surrender does not adversely affect the validity, perfection or priority of the security interests granted or created hereunder; or

                  (iii) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Custodial Agent, Securities Intermediary or Forward Purchase Contract Agent; or

                  (iv) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders or

                  (v) to permit the substitution by Holders of designated Company debt instruments for the Pledged Notes as Collateral under this Agreement.

SECTION 9.2 Amendment with Consent of Holders.

         With the consent of the Holders of not less than a majority of the Forward Purchase Contracts at the time outstanding, by Act of said Holders delivered to the Company, the Forward Purchase Contract Agent or the Collateral Agent, as the case may be, the Company, when duly authorized by a Board Resolution, the Forward Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the DECS; provided, however, that no amendment agreement shall, without the consent of the Holder of each Outstanding DECS adversely affected thereby,

                  (i) change the amount or type of Collateral underlying a DECS (except as provided in Section 9.1(v)) for the rights of holders of Upper DECS to substitute the Treasury Securities for the Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, or the rights of Holders of Stripped DECS to substitute Notes or the appropriate Treasury Consideration or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as applicable, for the Pledged Treasury Securities), unless not adverse to the Holders, impair the right of the Holder of any DECS to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

                  (ii) otherwise effect any action that would require the consent of the Holder of each Outstanding DECS affected thereby pursuant to the Forward Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

                  (iii) reduce the percentage of Forward Purchase Contracts the consent of whose Holders is required for any such amendment.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.3 Execution of Amendments.

         In executing any amendment permitted by this Section, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Forward Purchase Contract Agent shall receive and (subject to Section 8.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Forward Purchase Contract Agreement, with respect to the Forward Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied and, in the case of an amendment pursuant to Section 9.1, that such amendment does not adversely affect the validity, perfection or priority of the security interests granted or created hereunder.

SECTION 9.4 Effect of Amendments.

         Upon the execution of any amendment under this Article IX, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Forward Purchase Contract Agreement shall be bound thereby.

SECTION 9.5 Reference to Amendments.

         Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Forward Purchase Contract Agent, bear a notation in form approved by the Forward Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Collateral Agent, the Forward Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the

Holders and delivered by the Forward Purchase Contract Agent in accordance with the Forward Purchase Contract Agreement in exchange for outstanding Certificates.

                                   ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1 No Waiver.

         No failure on the part of any party hereto or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any party hereto or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 10.2 GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Without limiting the foregoing, the above choice of law is expressly agreed to by the Securities Intermediary, the Collateral Agent, the Custodial Agent and the Holders from time to time acting through the Forward Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account, which law, for purposes of the Code, shall be deemed to be the law governing all Security Entitlements related thereto. In addition, such parties agree that, for purposes of the Code, New York shall be the Securities Intermediary's jurisdiction. The Company, the Collateral Agent and the Holders from time to time of the DECS, acting through the Forward Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time, acting through the Forward Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 10.3 Notices.

         Unless otherwise stated herein, all notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a mailed notice or notice transmitted by telecopier, upon receipt, in each case given or addressed as aforesaid.

SECTION 10.4 Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Forward Purchase Contract Agent, and the Holders from time to time of the DECS, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Forward Purchase Contract Agent.

SECTION 10.5 Counterparts.

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 10.6 Severability.

         If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7 Expenses, Etc.

         The Company agrees to reimburse the Collateral Agent, the Securities Intermediary and the Custodial Agent for:

         (a) all reasonable out-of-pocket costs and all reasonable expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent, the Custodial Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;

         (b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of DECS to satisfy its obligations under the Forward Purchase Contracts forming a part of the DECS and (ii) the enforcement of this Section 10.7; and

         (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

SECTION 10.8 Security Interest Absolute.

         All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of any provision of the Forward Purchase Contracts or the DECS or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of DECS under the related Forward Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Forward Purchase Contract Agreement or any Forward Purchase Contract or any other agreement or instrument relating thereto; or

         (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

SECTION 10.9 Waiver of Jury Trial.

         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                        CAPITAL ONE FINANCIAL CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        Address for Notices:

                                        Capital One Financial Corporation
                                        8000 Jones Branch Drive
                                        McLean, Virginia  22201
                                        Attention: Director of Capital Markets
                                        Telecopy: (703) 875-1099

                                        with a copy to the General Counsel:

                                        Capital One Financial Corporation
                                        2980 Fairview Park Drive
                                        Falls Church, Virginia  22042-4525
                                        Attention: General Counsel

                                        Telecopy: (703) 205-1094

                                        BNY MIDWEST TRUST COMPANY, as
                                        Forward Purchase Contract Agent and as
                                        attorney-in-fact of the Holders from
                                        time to time of the DECS


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        Address for Notices:

                                        BNY Midwest Trust Company
                                        2 North LaSalle Street, Suite 1020
                                        Chicago, Illinois 60602
                                        Attention: Corporate Trust Department
                                        Telecopy: (312) 827-8542



                                        BNY MIDWEST TRUST COMPANY, as
                                        Collateral Agent, Custodial Agent and
                                        Securities Intermediary


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        Address for Notices:

                                        BNY Midwest Trust Company
                                        2 North LaSalle Street, Suite 1020
                                        Chicago, Illinois 60602
                                        Attention: Corporate Trust Department
                                        Telecopy: (312) 827-8542

                                    EXHIBIT A

                   INSTRUCTION FROM FORWARD PURCHASE CONTRACT
                            AGENT TO COLLATERAL AGENT


BNY Midwest Trust Company,
as Collateral Agent
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Department

                  Re: DECS of Capital One Financial Corporation (the "Company")

         We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of April 23, 2002 (the "Pledge Agreement"), among the Company, you, as Collateral Agent, Custodial Agent and Securities Intermediary and us, as Forward Purchase Contract Agent and as attorney-in-fact for the holders of [Upper DECS] [Stripped DECS] from time to time, that the holder of DECS listed below (the "Holder") has elected to substitute [$_____ aggregate principal amount of Treasury Securities (CUSIP No. 912083AD5)] [$_______ aggregate principal amount of Notes or $_____ aggregate principal amount of Treasury Consideration (CUSIP No. __________) or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] in exchange for the related [Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities] [Notes, the Treasury Consideration or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be], and upon the payment by such Holder of any applicable fees, to release the [Notes, the Treasury Consideration or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] [Treasury Securities] related to such [Upper DECS] [Stripped DECS] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.


Date:
     -------------------------

                                             BNY MIDWEST TRUST COMPANY,
                                             as Forward Purchase Contract Agent


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

         Please print name, Social Security or other Taxpayer Identification Number, if any, and address of registered Holder electing to substitute [Treasury Securities] [Notes, Treasury Consideration or the appropriate Applicable Ownership Interest in the Treasury Portfolio] for the [Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio] [Pledged Treasury Securities]:

Name:

Social Security or other Taxpayer
Identification Number, if any:

Address:

                                    EXHIBIT B

                 INSTRUCTION TO FORWARD PURCHASE CONTRACT AGENT


BNY Midwest Trust Company,
As Forward Purchase Contract Agent
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Department
Telecopy: (312) 827-8542

                  Re: DECS of Capital One Financial Corporation (the "Company")

         The undersigned Holder hereby notifies you that it has delivered to BNY Midwest Trust Company, as Collateral Agent, Custodial Agent and Securities Intermediary [$_______ aggregate principal amount of Treasury Securities (CUSIP No. 912083AD5)] [$_______ aggregate principal amount of Notes or $_____ principal amount of Treasury Consideration (CUSIP No. ______________) or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] in exchange for the related [Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated April 23, 2002 (the "Pledge Agreement"), among you, the Company and the Collateral Agent. The undersigned Holder has paid the Collateral Agent all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes, Pledged Treasury Consideration or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] related to such [Upper DECS] [Stripped DECS]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.


Date:                                      Signature:
      -------------------------                      --------------------------
                                           Signature Guarantee:
                                                               -----------------

Name:

Social Security or other Taxpayer
Identification Number, if any:

Address:

                                    EXHIBIT C

              INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING


BNY Midwest Trust Company,
as Custodial Agent
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Department


                  Re: Notes of Capital One Financial Corporation (the "Company")

         The undersigned hereby notifies you in accordance with Section 4.5(d) of the Pledge Agreement, dated as of April 23, 2002 (the "Pledge Agreement"), among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent, and BNY Midwest Trust Company, as Forward Purchase Contract Agent and as attorney-in-fact for the Holders of Upper DECS and Stripped DECS from time to time, that the undersigned elects to deliver $________ aggregate principal amount of Notes for delivery to the Remarketing Agent on the fourth Business Day immediately preceding the [Remarketing Date], [Accelerated Remarketing Date] [the next scheduled Remarketing Period] for remarketing pursuant to Section 4.5(d) of the Pledge Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

         The undersigned hereby instructs you, upon receipt of the proceeds of such remarketing from the Remarketing Agent, net of amounts payable to the Remarketing Agent in accordance with the Pledge Agreement, to deliver such proceeds to the undersigned in accordance with the instructions indicated herein under "A. Payment Instructions." The undersigned hereby instructs you, in the event of a Failed Remarketing, upon receipt of the Notes tendered herewith from the Remarketing Agent, to deliver the Notes to the person(s) at the address indicated herein under "B. Delivery Instructions." Notwithstanding the foregoing, in the event that such Failed Remarketing constitutes a Last Failed Remarketing or Last Failed Accelerated Remarketing, you shall retain all such Notes except those as to which you shall have received, at least three Business Days prior to the relevant Stock Purchase Date, an Opt-Out Notice.

         With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby and that the undersigned is the record owner of any Notes tendered herewith in physical form or a participant in The Depository Trust Company ("DTC") and the beneficial owner of any Notes tendered herewith by book-entry transfer to your account at DTC and (ii) agrees to be bound by the terms and conditions of Section 4.5(d) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.


Date:                                      Signature:
      -------------------------                      --------------------------
                                           Signature Guarantee:
                                                               -----------------

Name:

Social Security or other
Taxpayer Identification Number, if any:

Address:

A.       PAYMENT INSTRUCTIONS

         Proceeds of the remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s):
        -------------------------------
               (Please Print)

Address:
        -------------------------------
          (Zip Code)    (Please Print)


(Taxpayer Identification or Social Security
                  Number):


B.       DELIVERY INSTRUCTIONS

         In the event of a Failed Remarketing, Notes which are in physical form should be mailed to the person(s) set forth below at the address set forth below.

Name(s):
        -------------------------------
               (Please Print)

Address:
        -------------------------------
          (Zip Code)    (Please Print)


(Taxpayer Identification or Social Security
                  Number):


         In the event of a Failed Remarketing, Notes which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

Name of Account Party:                                  DTC Account Number:

                                    EXHIBIT D

                    INSTRUCTION TO CUSTODIAL AGENT REGARDING
                           WITHDRAWAL FROM REMARKETING



BNY Midwest Trust Company,
as Collateral Agent
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Department


                  Re: Notes of Capital One Financial Corporation (the "Company")

         The undersigned hereby notifies you in accordance with Section 4.5(d) of the Pledge Agreement, dated as of April 23, 2002 (the "Pledge Agreement"), among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent and BNY Midwest Trust Company, as Forward Purchase Contract Agent and as attorney-in-fact for the Holders of Upper DECS and Stripped DECS from time to time, that the undersigned elects to withdraw the $_____ aggregate principal amount of Notes delivered to the Custodial Agent on ___________, ____ for remarketing pursuant to Section 4.5(d) of the Pledge Agreement. The undersigned hereby instructs you to return such Notes to the undersigned in accordance with the undersigned's instructions. With this notice, the undersigned hereby agrees to be bound by the terms and conditions of Section 4.5(d) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Name(s):
        -------------------------------
               (Please Print)

Address:
        -------------------------------
          (Zip Code)    (Please Print)


(Taxpayer Identification or Social Security
                  Number):

A.       DELIVERY INSTRUCTIONS

         In the event of a Failed Remarketing, Notes which are in physical form should be mailed to the person(s) set forth below at the address set forth below.

Name(s):
        -------------------------------
               (Please Print)

Address:
        -------------------------------
          (Zip Code)    (Please Print)


(Taxpayer Identification or Social Security
                  Number):

         In the event of a Failed Remarketing, Notes which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

Name of Account Party:                                  DTC Account Number:



                                      D-2